Consent of Independent Auditor's Report

We consent to the incorporation by reference in the Registration Statements (Nos. 333-225309, 333-218075, 333-187179, and 333-185968) on Form S-8, Registration Statement (No. 333-226728) on Form S-3 and Post-effective Amendment No.1 to Registration Statement (No. 333-190725) on Form S-1 of PBF Energy Inc. of our report dated April 17, 2020, relating to the combined financial statements of Martinez Refinery and Logistics Assets, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Houston, Texas
April 17, 2020